EXHIBIT 99.1


FOR IMMEDIATE RELEASE


            E-LOAN, INC. REPORTS PRO FORMA PROFITABILITY AND POSITIVE
                        CASH-FLOW FOR THIRD QUARTER 2001

                Reports Record Revenues; Achieves Record Mortgage
        And Home Equity Direct Margin; Purchase Mortgage Business Up 65%;
                     Cash Balance Increases To $27.2 Million

Dublin, Calif. - Oct. 9, 2001 - E-LOAN, Inc. (Nasdaq: EELN), (www.eloan.com), a leading online lending company, today reported that it achieved pro forma profitability and positive cash-flow from operations for the first time in the third quarter ended September 30, 2001.

Revenues for the third quarter of 2001 were $16.9 million, up 88 percent from the $9.0 million reported in the third quarter of 2000. Pro forma net income for the third quarter of 2001 was $0.3 million or $0.01 per share on 53.8 million shares, compared with a pro forma net loss of ($8.5) million or ($0.16) per share on 52.9 million shares during the third quarter of 2000. These results are $0.06 per share better than the First Call consensus estimate.

"We're extremely pleased to report pro forma profitability a quarter ahead of our most recent forecast and nine quarters ahead of our forecast at the time of our IPO," said Chris Larsen, E-LOAN's Chairman and CEO. "Our performance demonstrates the strength of our business model and affirms that like other financial services, consumer loans are perfectly suited for the Internet. The strong growth in our purchase mortgage business - up 65 percent from last quarter - is particularly exciting: it's further evidence that consumers are embracing and more willing than ever to trust the E-LOAN brand."

"The combination of record direct margin and record low customer acquisition costs represents the cornerstone of a highly profitable business," said Matt Roberts, E-LOAN's CFO. "As we continue to refine and build upon our low-cost producer strategy via systems and technology enhancements and marketing efficiencies, the overall customer experience improves while our costs continue to decline. For example, our customer acquisition costs have fallen to 21 percent of revenue - well below our original target 30 percent - while at the same time the number of E-LOAN customers who would recommend E-LOAN to a friend has grown to 90 percent."

Pro forma results exclude compensation charges related to the company's stock option plan, amortization of goodwill on the acquisition of CarFinance.com, and amortization of marketing costs related to warrants to purchase the Company's common stock in connection with a marketing agreement. The amortization of marketing costs and goodwill concluded in the second and third quarters of 2001, respectively.


Q3'01 Loan Volume
-----------------

In the third quarter, E-LOAN sold 11,225 loans for a total dollar volume of $907.1 million. Of that total, 3,343 were mortgage loans for a total dollar volume of $702.3 million. E-LOAN sold 6,117 auto loans for a total dollar volume of $117.3 million. Also in the third quarter, E-LOAN sold 1,765 home equity loans for a total dollar volume of approximately $87.4 million.


Discussion of Q3'01 Results
---------------------------

E-LOAN's revenues are primarily from mortgage, auto, and home equity loans that are funded and sold on the secondary market, as well as loans that are brokered or referred out to third party sources.

Of the total revenue, $10.2 million or 61 percent was non-interest mortgage related, $1.7 million or 10 percent was auto related, $3.0 million or 18 percent was interest income on mortgage and home equity loans, $1.7 million or 10 percent was non-interest home equity related and $0.2 million or 1 percent was from other sources, principally credit card and small business loan partnerships.

Operations expenses - the fixed and variable costs of processing loan transactions - totaled $10.2 million or 60 percent of revenue in the third quarter compared to $8.4 million or 94 percent of revenue in the same period last year.

Of total operations expenses, $4.9 million was non-interest mortgage related expense, $2.1 million was auto-related expense, $2.1 million was interest expense on mortgage and home equity loans, and $1.0 million was non-interest home equity related.

Direct operating margin is defined as revenue minus variable and fixed operations expense. Mortgage direct margin excluding interest totaled $5.3 million or 52 percent of mortgage revenue excluding interest. This represents an improvement to the 41 percent direct margin reported in the prior quarter. Home equity direct margin totaled $0.7 million or 42 percent of home equity revenue excluding interest. This represents an improvement to the 21 percent direct margin reported in the prior quarter. Auto direct margin was a loss of $0.4 million.

Cash marketing expenses totaled $3.6 million or 21 percent of revenue in the third quarter compared to $6.3 million or 70 percent of revenue for the same period last year.

Technology expenses were $1.5 million or 9 percent of revenue in the third quarter compared to $1.7 million or 18 percent of revenue for the same period last year.

General and administrative expenses were $1.4 million or 8 percent of revenue in the third quarter compared to $1.5 million or 17 percent of revenue for the same period last year.

Total assets at the end of the quarter were $80.3 million, which includes cash and cash equivalents of $27.2 million of which $4.5 million is restricted, and loans held for sale of $33.2 million.

Total liabilities at the end of the quarter were $45.4 million and included $31.1 million in borrowings related to mortgage, home equity and auto loans held for sale. Total stockholders' equity at the end of the quarter was $34.9 million.

Financial Guidance
------------------

The following statements are based on E-LOAN's current expectations as of October 9, 2001. These statements are forward-looking statements and actual results may differ materially. The company assumes no duty to update any forward-looking statements in this press release. A discussion concerning forward-looking statements and potential risks and uncertainties that may affect these statements is included at the end of this press release and in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.


2001 Guidance
-------------

The key assumptions supporting our July 26, 2001 guidance were that both the interest rate environment would remain favorable and that the current high level of auto manufacturer cut rate financing would continue through the remainder of the year. We now expect both of these assumptions to continue through Q1 2002.

Based primarily on continued strength in the mortgage business, we are increasing our revenue guidance to $18 million for Q4 - a 10 percent increase over prior guidance of $16.5 million. Therefore, we anticipate our total revenue will increase to approximately $66.4 million in the year 2001 - an 85 percent increase over the prior year's results.

Our expected revenue mix for the year 2001 will be approximately: 56 percent non-interest mortgage; 16 percent auto; 18 percent interest income, 8 percent non-interest home equity; and the remaining 2 percent related to credit card and other revenue.

Based on the strength of improved overall direct margin and customer acquisition efficiency - as demonstrated in our Q3 results - we expect a pro-forma operating profit of $1 million in Q4, an increase from our prior pro-forma break even guidance in Q4.

Total pro-forma operating loss for the year 2001 is therefore expected to be approximately $4 million, representing a 49 percent improvement to our earlier guidance of $7.8 million.

We expect our Q4 marketing spend to be approximately $4 million. Technology and General and Administrative expenses are expected to remain relatively constant at Q3 2001 levels. The non-cash compensation charge will be approximately $1 million in Q4 2001. Weighted average shares outstanding should grow moderately throughout 2001 to approximately 54 million shares.


2002 Guidance
-------------

Based on the assumptions discussed earlier, we expect total revenue to grow to between $85 to $90 million and pro-forma operating income of between $8 to $11 million. The weighted average shares outstanding should grow moderately throughout 2002 to approximately 55 million shares. The non-cash compensation charge continues at approximately $500,000 per quarter in 2002. Therefore the difference between pro-forma and GAAP earnings narrows to approximately $0.01 per share throughout 2002.

We will provide more detail regarding our 2002 guidance as part of the Q4 conference call.


Conference Call
---------------

E-LOAN will make its third quarter conference call available to the general public. The call, hosted by Chris Larsen, Chairman and CEO of E-LOAN, can be accessed by dialing 312-470-7004 at 5:00 a.m. (PDT) today, Tuesday, October 9. You will need to reference the pass code "E-LOAN." A live webcast of the conference call will also be available via the investor relations section of the company's website at www.eloan.com. The replay will be available beginning today until Wednesday, October 17. You may access the replay by dialing 402-998-1783.

This news release contains forward-looking statements based on current expectations that involve risks and uncertainties. E-LOAN's actual results may differ from the results described in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, general conditions in the mortgage and auto industries, interest rate fluctuations, and the impact of competitive products. These and other risk factors are detailed in E-LOAN's periodic filings with the Securities and Exchange Commission.


About E-LOAN, Inc.
------------------

E-LOAN, Inc., a leading online lending company, offers consumer loans and debt management services online at www.eloan.com. E-LOAN has reinvented the consumer loan process by offering a broad choice of products from many lenders for mortgages, home equity loans, auto loans, education loans, credit cards and small business loans in a secure online environment, combined with comprehensive personal service from dedicated loan consultants. Through the third quarter of 2001, E-LOAN originated over $6.4 billion in consumer loans. The company's loan processing centers are located in Dublin, CA and Jacksonville, FL. E-LOAN, Inc. is publicly traded on the Nasdaq system under the symbol EELN.


                                  E-LOAN, Inc.
                             Statement of Operations
                    (in thousands, except per share amounts)



                                                                                           Three Months Ended   Nine Months Ended
                                                         September 30,      September 30,     September 30,       September 30,
                                                              2001               2000             2001                2000
                                                       -----------------  ---------------  -------------------  --------------

Revenues                                                 $ 16,862            $ 8,966         $ 48,435             $ 24,563

Operating Expenses
     Operations                                            10,181              8,442           32,361               22,448
     Sales & marketing                                      3,616              6,295           12,426               23,026
     Technology                                             1,461              1,650            4,924                4,479
     General & administration                               1,380              1,548            4,143                5,290
     Non-cash marketing costs                                   -              2,985            5,970                3,504
     Amortization of unearned compensation                  1,045              1,723            2,323                8,109
     Amortization of acquired intangibles                   8,278              9,933           28,145               29,800
         and goodwill                                  -------------     ---------------- -------------------  ---------------

          Total operating expenses                         25,961             32,576           90,292               96,656
                                                       -------------     ---------------- -------------------  ---------------

Loss from operations                                       (9,099)           (23,610)         (41,857)             (72,093)

Other income, net                                              88                486              409                1,075
                                                       -------------     ---------------- -------------------  ---------------

Net loss                                                 $ (9,011)         $ (23,124)       $ (41,448)           $ (71,018)
                                                       =============     ================ ===================  ===============

Pro forma net loss (1)                                      $ 312           $ (8,483)        $ (5,010)           $ (29,605)
                                                      ==============     ================ ===================  ===============

Pro forma net loss per share:  (2)

     Basic and diluted loss per share                      $ 0.01            $ (0.16)         $ (0.09)             $ (0.64)
                                                       =============     ================ ===================  ===============

     Weighted average shares basic and diluted             53,830             52,949           53,746               46,291
                                                       =============     ================ ===================  ===============


(1)  Pro forma net loss excludes the following non-cash items; a compensation charge related to the company's stock option plan, amortization of goodwill on the acquisition of CarFinance.com, and amortization of marketing costs related to warrants issued to purchase the Company's common stock. The amortization of marketing costs and goodwill concluded in the second and third quarters of 2001, respectively.

(2) Pro forma net loss per share has been computed by dividing pro forma net loss (defined in note 1) by the weighted average number of shares outstanding at September 30, 2001 and 2000.




                                  E-LOAN, Inc.
                               Balance Sheet Data
                                 (in thousands)
                                                                         September 30,            December 31,
                                                                              2001                    2000
                                                                         ------------             --------------
                                ASSETS

Current assets:
    Cash and cash equivalents ($4,500 and $0 restricted cash)              $27,232                 $28,459
    Loans held-for-sale                                                     33,233                  22,745
    Accounts receivable, prepaids and other current assets                  11,259                  10,360
                                                                         ------------            --------------
      Total current assets                                                  71,724                  61,564
Fixed assets, net                                                            6,549                   8,025
Deposits and other assets                                                    2,062                   2,010
Goodwill and intangible assets                                                   0                  28,144
      Total assets                                                         $80,335                 $99,743
                                                                        ==============          ===============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Warehouse and other lines payable                                      $31,131                 $17,678
    Accounts payable, accrued expenses and other liabilities                 9,044                  11,928
    Capital lease obligation                                                   297                     396
    Notes payable                                                                -                   1,167
                                                                        --------------         ---------------
      Total current liabilities                                             40,472                  31,169
Capital lease obligations                                                        -                     213
Notes payable                                                                5,000                     875
                                                                        --------------         ---------------
      Total liabilities                                                     45,472                  32,257

Stockholders' equity:

Common stock                                                                    54                      53
Less: subscription receivable                                                   (4)                     (4)
Marketing services receivable                                                    -                  (5,970)
Unearned compensation                                                       (2,847)                 (8,625)
Additional paid-in-capital                                                 256,440                 259,366
                                                                        -------------          ---------------
Accumulated deficit                                                       (218,780)               (177,334)
                                                                        --------------         ---------------
      Total stockholders' equity                                            34,863                  67,486
                                                                        --------------         ---------------
      Total liabilities and stockholders' equity                           $80,335                 $99,743
                                                                        ==============         ===============
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